Exhibit 3.2

SECOND AMENDED AND RESTATED BYLAWS OF
CARVER BANCORP, INC.

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TABLE OF CONTENTS

Page
ARTICLE I

OFFICES    1
Section 1.    Registered Office    1
Section 2.    Additional Offices    1
ARTICLE II
STOCKHOLDERS    1
Section 1.    Place of Meetings    1
Section 2.    Annual Meetings    1
Section 3.    Special meetings    1
Section 4.    Notice of Meetings    1
Section 5.    Waiver of Notice    2
Section 6.    Fixing of Record Date    2
Section 7.    Quorum    2
Section 8.    Conduct of Meetings    3
Section 9.    Voting; Proxies    3
Section 10.    Inspectors of Election    4
Section 11.    Procedure for Nominations    4
Section 12.    Substitution of Nominees    5
Section 13.    New Business    5
ARTICLE III
CAPITAL STOCK    6
Section 1.    Certificates of Stock    6
Section 2.    Transfer Agent and Registrar    7
Section 3.    Registration and Transfer of Shares    7
Section 4.    Lost, Destroyed and Mutilated Certificates    7
Section 5.    Holder of Record    8
ARTICLE IV
BOARD OF DIRECTORS    8
Section 1.    Responsibilities; Number of Directors    8
Section 2.    Qualifications    8
Section 3.    Regular and Annual Meetings    9
Section 4.    Special Meetings    9
Section 5.    Notice of Meetings; Waiver of Notice    10
Section 6.    Conduct of Meetings    10
Section 7.    Quorum and Voting Requirements    10
Section 8.    Informal Action by Directors    10

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Section 9.    Resignation    11
Section 10.    Vacancies    11
Section 11.    Compensation    11
Section 12.    Amendments Concerning the Board    11
ARTICLE V
COMMITTEES    11
Section 1.    Standing Committees    11
Section 2.    Executive Committee    12
Section 3.    Finance and Audit Committee    12
Section 4.    Compensation Committee    13
Section 5.    Nominating/Corporate Governance Committee    13
Section 6.    Asset Liability and Interest Rate Risk Committee    14
Section 7.    Other Committees    14
ARTICLE VI
OFFICERS    15
Section 1.    Number    15
Section 2.    Term of Office and Removal    15
Section 3.    Chairman of the Board    15
Section 4.    President and Chief Executive Officer    15
Section 5.    Vice Presidents    16
Section 6.    Secretary    16
Section 7.    Comptroller    16
Section 8.    Other Officers and Employees    16
Section 9.    Compensation of Officers and Employees    16
ARTICLE VII
DIVIDENDS    17
ARTICLE VIII
AMENDMENTS    17
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ARTICLE I OFFICES
Section 1. Registered Office. The registered office of Carver Bancorp, Inc. (the “Corporation”) in the State of Delaware shall be in the City of Wilmington, County of New Castle.

Section 2. Additional Offices. The Corporation may also have offices and places of business at such other places, within or without the State of Delaware, as the Board of Directors (the “Board”) may from time to time designate or the business of the Corporation may require.

ARTICLE II STOCKHOLDERS
Section 1. Place of Meetings. Meetings of stockholders of the Corporation shall be held at such place, within or without the State of Delaware, as may be fixed by the Board and designated in the notice of meeting. If no place is so fixed, they shall be held at the principal administrative office of the Corporation.

Section 2. Annual Meetings. The annual meeting of stockholders of the Corporation for the election of directors and the transaction of any other business which may properly come before such meeting shall be held each year on a date and at a time to be designated by the Board.

Section 3. Special Meetings. Special meetings of stockholders, for any purpose, may be called at any time only by the Chairman of the Board, the President and Chief Executive Officer or by resolution of at least three-fourths of the directors then in office. Special meetings shall be held on the date and at the time and place as may be designated by the Board. At a special meeting, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of meeting.

Section 4. Notice of Meetings. Except as otherwise required by law, written notice stating the place, date and hour of any meeting of stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder of record entitled to vote at such meeting, either personally or by mail not less than ten (10) nor more than sixty (60) days before the date of such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail, with postage thereon prepaid, addressed to the stockholder at his or her address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II, or at such other address as the stockholder shall have furnished in writing to the Secretary. Notice of any special meeting shall indicate that the notice is being issued by or at the direction of the person or persons calling such meeting. When any meeting of stockholders, either annual or special, is adjourned to another time or place, no notice of the adjourned meeting need be

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given, other than an announcement at the meeting at which such adjournment is taken giving the time and place to which the meeting is adjourned; provided, however, that if the adjournment is for more than thirty (30) days, or if after adjournment, the Board fixes a new record dated for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 5. Waiver of Notice. Notice of any annual or special meeting need not be given to any stockholder who submits a signed waiver of notice of any meeting, in person or by proxy or by his or her duly authorized attorney-in-fact, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice by such stockholder, except where a stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 6. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose, the Board shall fix a date as the record date for any such determination of stockholders, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board. Such date in any case shall be not more than sixty (60) days and, in the case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 6, such determination shall, unless otherwise provided by the Board, also apply to any adjournment thereof. If no record date is fixed, (a) the record date for determining stockholders entitled to notice of or vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which the notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 7. Quorum. The holders of record of a majority of the total number of votes eligible to be cast in the election of directors generally by the holders of the outstanding shares of the capital stock of the Corporation entitled to vote thereat, represented in person or by proxy, shall constitute a quorum for the transaction of business at a meeting of stockholders, except as otherwise provided by law, these Bylaws or the Certificate of Incorporation. If less than a majority of such total number of votes are represented at a meeting, a majority of the number of votes so represented may adjourn the meeting from time to time without further notice, provided, that if such adjournment is for more than thirty days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called. When a quorum is once present to organize a meeting of stockholders, such quorum is not broken by the subsequent withdrawal of any stockholders.

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Section 8. Conduct of Meetings. The Chairman of the Board shall serve as chairman at all meetings of the stockholders. If the Chairman of the Board is absent or otherwise unable to so serve, the President and Chief Executive Officer shall serve as chairman at any meeting of stockholders held in such absence. If both the Chairman of the Board and the President and Chief Executive Officer are absent or otherwise unable to serve, such other person as shall be appointed by the Board of Directors shall serve as chairman at any meeting of stockholders held in such absence. The Secretary or, in his or her absence, such other person as the chairman of the meeting shall appoint, shall serve as secretary of the meeting. The chairman of the meeting shall conduct all meetings of the stockholders in accordance with the best interests of the Corporation and shall have the authority and discretion to establish reasonable procedural rules for the conduct of such meetings, including such regulation of the manner of voting and the conduct of discussion as he or she shall deem appropriate.

Section 9. Voting; Proxies. Each stockholder entitled to vote at any meeting may vote either in person or by proxy. Unless otherwise specified in the Certificate of Incorporation or in a resolution, or resolutions, of the Board providing for the issuance of preferred stock, each stockholder entitled to vote shall be entitled to one vote for each share of capital stock registered in his or her name on the transfer books or records of the Corporation. Each stockholder entitled to vote may authorize another person or persons to act for him or her by proxy. All proxies shall be in writing, signed by the stockholder or by his or her duly authorized attorney-in-fact, and shall be filed with the Secretary before being voted. No proxy shall be valid after three (3) years from the date of its execution unless otherwise provided in the proxy. The attendance at any meeting by a stockholder who shall have previously given a proxy applicable thereto shall not, as such, have the effect of revoking the proxy. The Corporation may treat any duly executed proxy as not revoked and in full force and effect until it receives a duly executed instrument revoking it, or a duly executed proxy bearing a later date. If ownership of a share of voting stock of the Corporation stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, any one or more of such stockholders may cast all votes to which such ownership is entitled. If an attempt is made to cast conflicting votes by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present at such meeting. If such conflicting votes are evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the Court. Except for the election of directors or as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of stockholders, all matters shall be determined by a vote of the holders of a majority of the number of votes eligible to be cast by the holders of the outstanding shares of capital stock of the Corporation present and entitled to vote thereat. Directors shall, except as otherwise required by law, these Bylaws or the Certificate of Incorporation, be elected by a plurality of the votes cast by each class of shares entitled to vote at a meeting of stockholders, present and entitled to vote in the election.

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Section 10. Inspectors of Election. In advance of any meeting of stockholders, the Board shall appoint one or more persons, other than officers, directors or nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. Such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the meeting shall make such appointment at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act at the meeting, the vacancy so created may be filled by the appointment by the Board in advance of the meeting or at the meeting by the chairman of the meeting. The duties of the inspectors of the elections shall include determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, receiving votes, ballots or consents, hearing and deciding all challenges and questions arising in connection with the right to vote, counting and tabulating all votes, ballots or consents, determining the results, and doing such acts as are proper to the conduct of the election or the vote with fairness to all stockholders. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them. Each inspector shall be entitled to a reasonable compensation for his or her services, to be paid by the Corporation.

Section 11. Procedure for Nominations. Subject to the provisions hereof, the Nominating/Corporate Governance Committee of the Board shall select nominees for election as directors. Except in the case of a nominee substituted as a result of the death, incapacity, withdrawal or other inability to serve of a nominee, the Nominating/Corporate Governance Committee shall deliver written nominations to the Secretary at least sixty (60) days prior to the date of the annual meeting. Provided the Nominating/Corporate Governance Committee makes such nominations, no nominations for directors except those made by the Nominating/Corporate Governance Committee shall be voted upon at the annual meeting of stockholders unless other nominations by stockholders are made in accordance with the provisions of this Section 11. Nominations of individuals for election to the Board at a meeting of stockholders may be made by any stockholder of record of the Corporation entitled to vote for the election of directors at such meeting who provides timely notice in writing to the Secretary as set forth in this Section
11. To be timely, a stockholder’s notice must be delivered to or received by the Secretary not later than the following dates: (i) with respect to an election of directors to be held at an annual meeting of stockholders, sixty (60) days in advance of such meeting if such meeting is to be held on a day which is within thirty (30) days preceding the anniversary of the previous year’s annual meeting, or ninety (90) days in advance of such meeting if such meeting is to held on or after the anniversary of the previous year’s annual meeting; and (ii) with respect to an election to be held at an annual meeting of stockholders held at a time other than within the time periods set forth in the immediately held clause (i), or at a special meeting of stockholders for the election of directors, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to stockholders. For purposes of this Section 11, notice shall be deemed to first be given to stockholders when disclosure of such date of the meeting of stockholders is first made in a press release reported to Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or

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employment of such person, (iii) such person’s written consent to serve as a director, if elected, and (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (whether or not the Corporation is then subject to such rules); and (b) as to the stockholder giving the notice (i) the name and address of such stockholder, (ii) the class and number of shares of the Corporation which are owned of record by such stockholder and the dates upon which he or she acquired such shares, (iii) a description of all arrangement or understandings between the stockholder and nominee and any other person or persons (naming such person or person) pursuant to which the nominations are to be made by the stockholder, and
(4)the identification of any person employed, retained, or to be compensated by the stockholder submitting the nomination or by the person nominated, or any person acting on his or her behalf to make solicitations or recommendations to stockholders for the purpose of assisting in the election of such director, and a brief description of the terms of such employment, retainer or arrangement for compensation. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee together with the required written consent. No person shall be elected as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 11.

The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly brought before the meeting in accordance with the provisions hereof and, if he or she should so determine, he or she shall declare to the meeting that such nomination was not properly brought before the meeting and shall not be considered.

Section 12. Substitution of Nominees. In the event that a person is validly designated as a nominee in accordance with Section 11 of this Article II and shall thereafter becoming unwilling or unable to stand for election to the Board, the Nominating/Corporate Governance Committee may designate a substitute nominee upon delivery, not fewer than five (5) days prior to the date of the meeting for the election of such nominee, of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to Section 11 of this Article II had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each substituted nominee.

Section 13. New Business. Any new business to be taken up at the annual meeting at the request of the Chairman of the Board, the President and Chief Executive Officer or by resolution of at least three-fourths of the directors then in office shall be stated in writing and filed with the Secretary at least fifteen (15) days before the date of the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting, but, except as provided in this Section 13, no other proposal shall be acted upon at the annual meeting. Any proposal offered by any stockholder may be made at the annual meeting and the same may be discussed and considered, but unless properly brought before the meeting such proposal shall not be acted upon at the meeting. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must be a stockholder of record and have given timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice must be delivered to or received by the Secretary not later than the following dates: (i) with respect to an annual meeting

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of stockholders, sixty (60) days in advance of such meeting if such meeting is to be held on a day which is within thirty (30) days preceding the anniversary of the previous year’s annual meeting, or ninety (90) days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year’s annual meeting; and (ii) with respect to an annual meeting of stockholders held at a time other than within the time periods set forth in the immediately preceding clause (i), the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to stockholders. For purposes of this Section 13, notice shall be deemed to first be given to stockholders when disclosure of such date of the meeting of stockholders is first made in a press release reported to Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended. A stockholder’s notice to the Secretary shall set forth as to the matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting; (b) the name and address of the stockholder proposing such business; (c) the class and number of shares of the Corporation which are owned of record by the stockholder and the dates upon which he or she acquired such shares; (d) the identification of any person employed, retained, or to be compensated by the stockholder submitting the proposal, or any person acting on his or her behalf, to make solicitations or recommendations to stockholders for the purpose of assisting in the passage of such proposal, and a brief description of the terms of such employment, retainer or arrangement for compensation; and (e) such other information regarding such proposal as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission or required to be delivered to the Corporation pursuant to the proxy rules of the Securities and Exchange Commission (whether or not the Corporation is then subject to such rules). This provision shall not prevent the consideration and approval or disapproval at an annual meeting of reports of officers, directors and committees of the Board or the management of the Corporation, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided. This provision shall not constitute a waiver of any right of the Corporation under the proxy rules of the Securities and Exchange Commission or any other rule or regulation to omit a stockholder’s proposal from the Corporation’s proxy materials.

The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that any new business was not properly brought before the meeting in accordance with the provisions hereof and, if he or she should so determine, he or she shall declare to the meeting that such new business was not properly brought before the meeting and shall not be considered.

ARTICLE III CAPITAL STOCK
Section 1. Certificates of Stock. Shares of capital stock of the Company may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware, and shall be entered in the books of the Company and registered as they are issued. Certificates representing shares of stock shall be in such form as shall be determined by the

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Board. Each certificate shall state that the Corporation will furnish to any stockholder upon request and without charge a statement of the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each class or series of stock and the qualifications or restrictions of such preferences and/or rights, or shall set forth such statement on the certificate itself. The certificates shall be numbered in the order of their issue and entered in the books of the Corporation or its transfer agent or agents as they are issued. Each certificate shall state the registered holder's name and the number and class of shares, and shall be signed by the Chairman of the Board or the President and Chief Executive Officer, and the Secretary or any Assistant Secretary, and may, but need not, bear the seal of the Corporation or a facsimile thereof. Any or all of the signatures on the certificates may be facsimiles. In case any officer who shall have signed any such certificate shall cease to be such officer of the Corporation, whether because of death, resignation or otherwise, before such certificate shall have been delivered by the Corporation, such certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers of the Corporation.

Section 2. Transfer Agent and Registrar. The Board shall have the power to appoint one or more Transfer Agents and Registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates be countersigned and registered by one or more of such Transfer Agents and Registrars.

Section 3. Registration and Transfer of Shares. Subject to the provisions of the Certificate of Incorporation of the Corporation, the name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him or her, the numbers of the certificates covering such shares and the dates of issue of such certificates. Subject to the provisions of the Certificate of Incorporation of the Corporation, the shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorney or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, with such guarantee or proof of the authenticity of the signature as the Corporation or its agents may reasonably required and with proper evidence of payment of any applicable transfer taxes. If shares of stock to be transferred are uncertificated, such stock will be transferred upon proper instructions from the holder of such stock and in accordance with such other rules as the Board may impose. In each case, instructions for the transfer of shares of stock will be accompanied by such proof of authenticity of signature as the Board or transfer agent of the Corporation may reasonably require.

Subject to the provisions of the Certificate of Incorporation of the Corporation, a record shall be made of each transfer.

Section 4. Lost, Destroyed and Mutilated Certificates. The holder of any shares of stock of the Corporation represented by certificates shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates thereof. The Corporation may issue, or cause to be issued, a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed upon evidence satisfactory to the Corporation of

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the loss, theft or destruction of the certificate, and in the case of mutilation, the surrender of the mutilated certificate. The Corporation may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his or her legal representatives, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, destruction or mutilation of any such certificate and the issuance of such new certificate, or may refer such owner to such remedy or remedies as he or she may have under the laws of the State of Delaware.

Section 5. Holder of Record. Subject to the provisions of the Certificate of Incorporation of the Corporation, the Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

ARTICLE IV BOARD OF DIRECTORS
Section 1. Responsibilities; Number of Directors. The business and affairs of the Corporation shall be under the direction of the Board. The Board shall consist of not less than five (5) nor more than fifteen (15) directors. Within the foregoing limits, the number of directors shall be determined only by resolution of the Board. A minimum of three (3) directors shall be persons other than officers or employees of the Corporation or its subsidiaries and shall not have a relationship which, in the opinion of the Board (exclusive of such persons), could interfere with the exercise of independent judgment in carrying out the responsibilities of a director. No more than two directors shall be officers or employees of the Corporation or its subsidiaries.

Section 2.    Qualifications.

(a). Each director shall be at least eighteen (18) years of age.
(b). No person shall be eligible for election or appointment to the Board of Directors: (i) if a financial or securities regulatory agency or financial or securities self-regulatory agency, has, within the past ten years, issued a cease and desist, consent or other formal order against such person, which order is subject to public disclosure by such agency, including but not limited to an order related to the settlement of charges; (ii) if such person has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law; or (iii) if such person is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime. No person may serve on the Board of Directors if such person is: (u) at the same time, a director, officer, employee or 10% or more stockholder of a bank, savings institution, credit union, mortgage banking company, consumer loan company or similar organization, other than a subsidiary of the Corporation, that engages in financial services related business activities or solicits customers, whether through a physical presence or electronically, in the same market area as the Corporation or any of its subsidiaries; (v) does not agree in writing to comply with all of the Corporation’s policies applicable to directors including but not limited to its confidentiality policy and confirm in writing his or her qualifications hereunder; (w) is a party to any agreement, understanding or arrangement with a party other than the Corporation or a subsidiary that (1) provides him or her with material benefits which are tied to or contingent on the Corporation entering into a merger, sale of control or similar transaction in which it is not the surviving institution, (2) materially limits his or her voting discretion as a member of the Board of Directors of the Corporation, or (3) materially impairs his or her ability to discharge his or her fiduciary duties with respect to the fundamental strategic direction of the Corporation; (x) has lost more than one election for service
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as a director of the Corporation; (y) is the representative or agent of, or a member of a group acting in concert that includes, a person who is ineligible for election or appointment to the Board of Directors under this Section 2; or (z) is the nominee or representative, as that term is defined in the regulations of the Board of Governors of the Federal Reserve System, 12 C.F.R §212.2(n) or any successor provision, of a company of which any of the directors, partners, trustees or 10% stockholders would not be eligible for election or appointment to the Board of Directors under this Section 2. For purposes of this Section, a person shall be deemed to be acting in concert with another person if such person knowingly acts toward a common goal relating to the management, governance or control of the Corporation in parallel with such other person and there are overt actions by, or communications between, such persons reasonably suggesting that they are coordinating their efforts toward such common goal or if such persons are acting in concert within the meaning of 12 C.F.R. §238.31 or any successor provision.
(c). The Board of Directors shall have the power to construe and apply the provisions of this Section 2 and to make all determinations necessary or desirable to implement such provisions, including but not limited to determinations as to whether a person is a nominee or representative of a person, a company or a group, whether a person or company is included in a group, and whether a person is the representative, agent or nominee of a group acting in concert.
Section 3. Regular and Annual Meetings. An annual meeting of the Board for the election of officers shall be held, without notice other than these Bylaws, immediately after, and at the same place as, the annual meeting of the stockholders, or, with notice, at such other time or place as the Board may fix by resolution. The Board may provide, by resolution, the time and place, within or without the State of Delaware, for the holding of regular meetings of the Board without notice other than such resolution.

Section 4. Special Meetings. Special meetings of the Board may be called for any purpose at any time by or at the request of the Chairman of the Board or the President and Chief Executive Officer. Special meetings of the Board shall also be called by the Secretary upon the written request, stating the purpose or the purposes of the meeting, of at least sixty percent (60%) of the directors then in office, but in any event not less than (5) directors. The persons authorized to call special meetings of the Board shall give notice of such meetings in the manner prescribed by these Bylaws and may fix any place, within or without the Corporation’s regular business area, as the place for holding any special meeting of the Board called by such persons.

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No business shall be conducted at a special meeting other than that specified in the notice of meeting.

Section 5. Notice of Meetings; Waiver of Notice. Except as otherwise provide in Section 4 of this Article IV, at least twenty-four (24) hours notice of meetings shall be given to each director if given in person, by same-day courier or by telephone, telegraph, telex, facsimile or other electronic transmission and at least five (5) days notice of meetings shall be given if given in writing and delivered by courier (other than same-day) or by postage prepaid mail. The purpose of any special meeting shall be stated in the notice. Such notice shall be deemed given when sent or given to any mail or courier service (other than same-day) or company providing electronic transmission service. Any director may waive notice of any meeting by submitting a signed waiver of notice with the Secretary, whether before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 6. Conduct of Meetings. Meetings of the Board shall be presided over by the Chairman of the Board or such other director or officer as the Chairman of the Board shall designate, and in the absence or incapacity of the Chairman of the Board, the presiding officer shall be the President and Chief Executive Officer. In the absence or disability of both the Chairman of the Board and the President and Chief Executive Officer, a majority of the entire Board shall designate a director or officer who shall preside over meetings of the Board. The Secretary or, in his or her absence, a person appointed by the Chairman of the Board (or other presiding person), shall act as secretary of the meeting. The Chairman of the Board (or other person presiding) shall conduct all meetings of the Board in accordance with the best interests of the Corporation and shall have the authority and discretion to establish reasonable procedural rules for the conduct of Board meetings. At the discretion of the Chairman of the Board, any one or more directors may participate in a meeting of the Board or a committee of the Board by means of a conference telephone or similar communications equipment allowing all person participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at any such meeting.

Section 7. Quorum and Voting Requirements. A quorum at any meeting of the Board shall consist of not less than a majority of the directors then in office or such greater number as shall be required by law, these Bylaws or Certificate of Incorporation, but not less than one-third (1/3) of the total number. If less than a required quorum is present, the majority of those directors present shall adjourn the meeting to another time and place without further notice. At such adjourned meeting at which a quorum shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, a majority vote of the directors present at a meeting, if a quorum is present, shall constitute an act of the Board.

Section 8. Informal Action by Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto

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in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

Section 9. Resignation. Any director may resign at any time by sending a written notice of such resignation to the principal office of the Corporation addressed to the Chairman of the Board or the President and Chief Executive Officer. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof.

Section 10. Vacancies. To the extent not inconsistent with the Certificate of Incorporation and subject to the limitations prescribed by law and the rights of holders of Preferred Stock, vacancies in the office of director, including vacancies created by newly created directorships resulting from an increase in the number of directors, shall be filled only by a vote of a majority of the directors then holding office, whether or not a quorum, at any regular or special meeting of the Board called for that purpose. Subject to the rights of holders of Preferred Stock, no person shall be so elected a director unless nominated by the Nominating/Corporate Governance Committee. Subject to the rights of holders of Preferred Stock, any director so elected shall serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his or her successor shall be elected and qualified.

Section 11. Compensation. From time to time, as the Board deems necessary, the Board shall fix the compensation of directors and officers of the Corporation in such one or more forms as the Board may determine.

Section 12. Amendments Concerning the Board. The number of directors and other restrictions and qualifications for directors of the Corporation as set forth in these Bylaws may be altered only by a vote, in addition to any vote required by law, of two-thirds of the entire Board or by the affirmative vote of the holders of record of not less than eighty percent (80%) of the total votes eligible to be cast by holders of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors at a meeting of the stockholders for that purpose.
ARTICLE V COMMITTEES
Section 1. Standing Committees. At each annual meting of the Board, upon recommendation by the Chairman of the Board, the directors shall designate from their own number, by resolution, the following committees:

(a)Executive Committee

(b)Finance and Audit Committee

(c)Compensation Committee

(d)Nominating/Corporate Governance Committee
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(e)Asset Liability and Interest Rate Risk Committee

which shall be standing committees of the Board. The Chairman of the Board shall appoint a director to fill any vacancy on any committee of the Board. The members of the committees shall serve at the pleasure of the Board.

Section 2. Executive Committee. There shall be an Executive Committee of the Board, consisting of at least four (4) members, as shall be appointed by Board resolution or these Bylaws. The President and Chief Executive Officer and the Secretary shall be ex-officio members of the Executive Committee, with power to vote on all matters so long as they are also directors of the Corporation. Three (3) members of the Executive Committee, at least two (2) of whom must be non-officer directors, or such other number of members as the Board of Directors may establish by resolution, shall constitute a quorum for the transaction of business. The vote of a majority of members present at any meeting including the presiding member, who shall be eligible to vote, shall constitute the action of the Executive Committee.

The President and Chief Executive Officer shall serve as chairman of the Executive Committee, so long as he or she is a director. In the absence of the chairman of the Executive Committee, the committee shall designate, from among its membership present, a person to preside at any meeting held in such absence. The Executive Committee shall designate, from its membership or otherwise, a secretary who shall report to the Board at its next regular meeting all proceedings and actions taken by the Executive Committee. The Executive Committee shall meet as necessary at the call of the Chairman of the Board, the President and Chief Executive Officer or at the call of a majority of the members of the Executive Committee.

The Executive Committee shall, to the extent not inconsistent with law, these Bylaws, the Certificate of Incorporation, and resolutions adopted by the Board, exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation in the intervals between the meetings of the Board.

Section 3. Finance and Audit Committee. The Finance and Audit Committee shall consist of at least three (3) members whose background and experience are financial and/or business management related, none of whom shall be an officer or salaried employee of the Corporation or its subsidiaries, an attorney who receives a fee or other compensation for legal services rendered to the Corporation or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. At any regular meeting of the Board, any director who is otherwise eligible to serve on the Finance and Audit Committee may be elected to fill a vacancy that has occurred on the Finance and Audit Committee. The Chairman of the Board shall designate one member of the committee to serve as chairman of the committee.

The Finance and Audit Committee shall meet at least four times annually, at the call of the chairman of the committee and may hold such additional meetings as the chairman of the committee may deem necessary, to examine, or cause to be examined, the records and affairs of the Corporation to determine its true financial condition, and shall present a report of
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examination to the Board at the Board’s next regular meeting following the meeting of the Finance and Audit Committee. The committee shall have such other duties and responsibilities as are set forth in a written charter adopted by the Board. The committee shall appoint, from its membership or otherwise, a secretary who shall cause to be kept written minutes of all meetings of the committee. A quorum shall consist of at least one-third of the members of the committee, and in no event less than three (3) members of the committee. The vote of a majority of members present at any meeting including the presiding member, who shall be eligible to vote, shall constitute the action of the Finance and Audit Committee.

The Finance and Audit Committee shall make, or cause to be made, such other examinations as it may deem advisable or whenever so directed by the Board and shall report thereon in writing at a regular meeting of the Board. The Finance and Audit Committee shall employ accountants and independent auditors and arrange for such other assistance as it may deem necessary or desirable. The Finance and Audit committee shall review and evaluate the procedures and performance of the Corporation’s internal auditing staff.

Section 4. Compensation Committee. The Compensation Committee shall consist of at least two (2) members, none of whom shall be an officer or salaried employee of the Corporation or its subsidiaries as shall be appointed by Board resolution or these Bylaws. The Chairman of the Board shall designate one member of the committee to serve as chairman of the Compensation Committee, who shall have the authority to adopt and establish procedural rules for the conduct of all meetings of the committee.

The committee shall meet annually at the call of the chairman of the committee, and may hold such additional meetings as the Chairman of the Board may deem necessary. A quorum shall consist of at least one-third of the voting members of the Committee, and in no event less than two (2) voting members of the committee. The vote of a majority of the voting members present at any meeting, including the chairman of the committee who shall be eligible to vote, shall constitute the action of the Compensation Committee. The committee shall appoint, from its membership or otherwise, a secretary who shall cause to be kept written minutes of the committee.
The Compensation Committee shall be responsible for overseeing the development, implementation and conduct of the Corporation’s employment and personnel policies, notices and procedures, including the administration of the Corporation’s compensation and benefit programs, and shall have such other duties and responsibilities as are set forth in a written charter adopted by the Board.

Section 5. Nominating/Corporate Governance Committee.    The Nominating/Corporate Governance Committee shall consist of at least two (2) members, none of whom shall be an officer or salaried employee of the Corporation or its subsidiaries as shall be appointed by Board resolutions or these Bylaws. Notwithstanding the foregoing, no director shall serve on the Nominating/Corporate Governance Committee in any capacity in any year during which such director’s term as a director is scheduled to expire. A quorum shall consist of at least one-third of the members of the Committee, and in no event less than two (2) members of the committee. The vote of a majority of members present at any meeting including the presiding

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member, who shall be eligible to vote, shall constitute the action of the Nominating/Corporate Governance Committee.

The Nominating/Corporate Governance Committee shall review qualifications of and interview candidates for the Board, shall make nominations for election of board members in accordance with the provisions of these Bylaws, in relation to those nominations, to the Board, and shall have such other duties and responsibilities as are set forth in a written charter adopted by the Board. The Chairman of the Board shall designate one member of the Committee to serve as chairman of the Nominating/Corporate Governance Committee.

Section 6. Asset Liability and Interest Rate Risk Committee. The Asset Liability and Interest Rate Risk Committee shall consist of at least three (3) members, as shall be appointed by Board resolutions or these Bylaws. At any regular meeting of the Board, any director who is otherwise eligible to serve on the Asset Liability and Interest Rate Risk Committee may be elected to fill a vacancy that has occurred on the Asset Liability and Interest Rate Risk Committee. The Chairman of the Board shall designate one member of the committee to serve as chairman of the committee.

The Asset Liability and Interest Rate Risk Committee shall meet annually, at the call of the chairman of the committee and may hold such additional meetings as the chairman of the committee may deem necessary, to examine, or cause to be examined, the records and affairs of the Corporation to review and monitor its activities relating to asset/liability management and interest rate risk, and shall present a report of examination to the Board at the Board’s next regular meeting following the meeting of the Asset Liability and Interest Rate Risk Committee. The committee shall have such other duties and responsibilities as are set forth in the Asset/Liability Management and Interest Rate Risk Policy as adopted by the Board. The committee shall appoint, from its membership or otherwise, a secretary who shall cause to be kept written minutes of all meetings of the committee. A quorum shall consist of at least one- third of the members of the committee, and in no event less than three (3) members of the committee. The vote of a majority of members present at any meeting including the presiding member, who shall be eligible to vote, shall constitute the action of the Asset Liability and Interest Rate Risk Committee.

Section 7. Other Committees. The Board may by resolution authorize such other committees as from time to time it may deem necessary or appropriate for the conduct of the business of the Corporation. The members of each committee so authorized shall be appointed by the Board from members of the Board and/or employees of the Corporation. In addition, the President and Chief Executive Officer and the Secretary (so long as the Secretary is also a director of the Corporation) shall be ex-officio members of each such committee. Each such committee shall exercise such powers as may be assigned by the Board to the extent not inconsistent with law, these Bylaws, the Certificate of Incorporation, or resolutions of the Board.
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ARTICLE VI OFFICERS
Section 1. Number. The Board shall, at each annual meeting, elect a Chairman of the Board, a President and Chief Executive Officer, a Secretary and may elect a Vice Chairman and such other officers of the Board from time to time may deem necessary or the business of the Corporation may require. Any number of offices may be held by the same person except that no person may simultaneously hold the offices of President and Chief Executive Officer and Secretary.

The election of all officers shall be by a majority of the directors then in office. If such election is not held at the meeting held annually for the election of officers, such officers may be so elected at any subsequent regular meeting or at a special meeting called for that purpose, in the same manner above provided. Each person elected shall have such authority, bear such title and perform such duties as provided in these Bylaws and as the Board may prescribe from time to time. All officers elected or appointed by the Board shall assume their duties immediately upon their election and shall hold office at the pleasure of the Board. Whenever a vacancy occurs among the officers, it may be filled at any regular or special meeting called for that purpose, in the same manner as above provided.

Section 2. Term of Office and Removal. Each officer shall serve until his or her successor is elected and duly qualified, the office is abolished, or he or she is removed. Except for the Chairman of the Board, the President and the Chief Executive Officer, any officer may be removed at any regular meeting of the Board with or without cause by an affirmative vote of a majority of the directors then in office. The Board may remove the Chairman of the Board or the President and Chief Executive Officer at any time, with or without cause, only by a vote of two- thirds of the non-officer directors then holding office at any regular or special meeting of the Board called for that purpose.

Section 3. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders; preside at all meetings of the Board; make recommendations to the Board regarding appointments to all committees, including chairmanships; and sign instruments in the name of the Corporation.
In the absence or disability of the Chairman of the Board, the President and Chief Executive Officer shall exercise the powers and perform the duties which otherwise would fall upon the Chairman of the Board. In the absence or disability of both the Chairman of the Board and the President and Chief Executive Officer, a majority of the Board shall designate a person who shall exercise the powers and perform the duties which otherwise would fall upon the Chairman of the Board.

Section 4. President and Chief Executive Officer. The President shall be the Chief Executive Officer of the Corporation and shall, subject to the direction of the Board, oversee all the major activities of the Corporation and its subsidiaries and be responsible for assuring that the policy decisions of the Board are implemented as formulated. The President and Chief
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Executive Officer shall be responsible, in consultation with such officers and members of the Board, as he or she deems appropriate, for planning the growth of the Corporation. The President and Chief Executive Officer shall be responsible for stockholder relations and relations with investment bankers or other similar financial institutions, and shall be empowered to designate officers of the Corporation and its subsidiaries to assist in such activities. The President and Chief Executive Officer shall be principally responsible for exploring and reporting to the Board all opportunities for mergers, acquisitions and new business. The President and Chief Executive Officer, under authority given to him or her, shall have the authority to sign instruments in the name of the Corporation. The President and Chief Executive Officer shall have general supervision and direction of all of the Corporation’s officers and personnel, subject to and consistent with policies enunciated by the Board. The President and Chief Executive Officer shall have such other powers as may be assigned to him or her by the Board or its committees.

Section 5. Vice Presidents. Executive Vice Presidents, Senior Vice Presidents and Vice Presidents may be appointed by the Board of Directors to perform such duties as may be prescribed by these Bylaws, the Board or the President and Chief Executive Officer as permitted by the Board.

Section 6. Secretary. The Secretary shall attend all meetings of the Board and of the stockholders, and shall record, or cause to be recorded, all votes and minutes of all proceedings of the Board and of the stockholders in a book or books to be kept for that purpose. The Secretary shall perform such executive and administrative duties as may be assigned by the Board, the Chairman of the Board or the President and Chief Executive Officer. The Secretary shall have charge of the seal of the Corporation, shall submit such reports and statements as may be required by law or by the Board, shall conduct all correspondence relating to the Board and its proceedings and shall have such other powers and duties as are generally incident to the office of Secretary and as may be assigned to him or her by the Board, the Chairman of the Board or the President and Chief Executive Officer.

Section 7. Comptroller. The Comptroller shall be the chief accounting officer of the Corporation and shall be responsible for the maintenance of adequate systems and records. The Comptroller shall also be treasurer of the Corporation and shall keep a record of all assets, liabilities, receipts, disbursements, and other financial transactions, and shall see that all expenditures are made in accordance with procedures duly established from time to time by the Board. The Comptroller shall make such reports as may be required by the Board or as are required by law.

Section 8. Other Officers and Employees. Other officers and employees appointed by the Board shall have such authority and shall perform such duties as may be assigned to them, from time to time, by the Board or the President and Chief Executive Officer.

Section 9. Compensation of Officers and Others. The compensation of all officers and employees shall be fixed from time to time by the Board, or by any committee or officer authorized by the Board to do so, upon the recommendation and report by the Compensation Committee. The compensation of agents shall be fixed by the Board, or by any committee or

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officer authorized by the Board to do so, upon the recommendation and report of the Compensation Committee.

ARTICLE VII DIVIDENDS
The Board shall have the power, subject to the provisions of law and the requirements of the Certificate of Incorporation, to declare and pay dividends out of surplus (or, if no surplus exists, out of net profits of the Corporation, for the fiscal year in which the dividend is declared and/or the preceding fiscal year, except where there is an impairment of capital stock), to pay such dividends to the stockholders in cash, in property, or in shares of the capital stock of the Corporation, and to fix the date or dates for the payment of such dividends.

ARTICLE VIII AMENDMENTS
These Bylaws, except at provided by applicable law or the Certificate of Incorporation, or as otherwise set forth in these Bylaws, may be amended or repealed at any regular meeting of the entire Board by the vote of two-thirds of the Board; provided, however, that (a) a notice specifying the change or amendment shall have been given at a previous regular meeting and entered in the minutes of the Board; (b) a written statement describing the change or amendment shall be made in the notice mailed to the directors of the meeting at which the change or amendment shall be acted upon; and (c) any Bylaw made by the Board may be altered, amended, rescinded, or repealed by the holders of the shares of capital stock entitled to vote thereon at any annual meeting or at any special meeting called for that purpose in accordance with the percentage requirements set forth in the Certificate of Incorporation and/or these Bylaws. Notwithstanding the foregoing, any provision of these Bylaws that contains a supermajority voting requirement shall only be altered, amended, rescinded, or repealed by a vote of the Board or holders of capital stock entitled to vote thereon that is not less than the supermajority specified in such provision.
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